Exhibit 99.1

Company Contact:

Michael J. Fitzpatrick

Chief Financial Officer

OceanFirst Financial Corp.

Tel: (732) 240-4500, ext. 7506

Fax: (732) 349-5070

Email: Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.

ANNOUNCES QUARTERLY AND YEAR-TO-DATE

EARNINGS PER SHARE GROWTH

TOMS RIVER, NEW JERSEY, July 19, 2012…OceanFirst Financial Corp. (NASDAQ:“OCFC”), the holding company for OceanFirst Bank (the “Bank”), today announced that diluted earnings per share increased 7.1%, to $0.30, for the quarter ended June 30, 2012, from $0.28 for the corresponding prior year quarter. For the six months ended June 30, 2012, diluted earnings per share increased 8.9%, to $0.61, as compared to $0.56 for the corresponding prior year period. Additional highlights for the quarter included:

•	Stockholders’ equity per common share at June 30, 2012 increased to $12.02, and the return on average stockholders’ equity remained strong at 10.08%.

•	Credit costs moderated, benefiting from lower levels of non-performing loans over the past year.

•	The Company remains well-capitalized with a tangible common equity ratio of 9.57% at June 30, 2012.

The Company also announced that the Board of Directors declared its sixty-second consecutive quarterly cash dividend on common stock. The dividend for the quarter ended June 30, 2012, was declared in the amount of $0.12 per share to be paid on August 10, 2012, to shareholders of record on July 30, 2012.

Chairman and CEO John R. Garbarino observed, “Moderating credit costs this year have helped us to grow our earnings in the current quarter and year-to-date despite the persistent pressure on the margin. Our attractive double-digit return on equity continues to build value for our shareholders’ investment.”

Results of Operations

Net income for the three months ended June 30, 2012 increased to $5.4 million, or $0.30 per diluted share, as compared to net income of $5.1 million, or $0.28 per diluted share for the corresponding prior year period. For the six months ended June 30, 2012, net income increased to $11.0 million, or $0.61 per diluted share, as compared to net income of $10.2 million, or $0.56 per diluted share, for the corresponding prior year period. The improvements were primarily due to a decrease in the provision for loan losses, an increase in other income and a decrease in operating expenses.

Net interest income for the three and six months ended June 30, 2012 decreased to $18.4 million and $37.5 million, respectively, as compared to $19.6 million and $39.0 million, respectively, in the same prior year periods, reflecting a lower net interest margin partly offset by greater interest-earning assets. The net interest margin decreased to 3.39% and 3.45%, respectively, for the three and six months ended June 30, 2012, from 3.67% and 3.64%, respectively, in the same prior year periods due to a change in the mix of average interest-

earning assets from higher-yielding loans receivable into lower-yielding short-term investments and investment and mortgage-backed securities. High loan refinance volume also caused yields on loans and mortgage-backed securities to trend downward. The yield on average interest-earning assets decreased to 4.06% and 4.13%, respectively, for the three and six months ended June 30, 2012, as compared to 4.53% for the same prior year periods. For the six months ended June 30, 2012, the yield on loans receivable benefited from a single large commercial loan prepayment fee of $219,000 which increased the yield on interest-earning assets and the net interest margin by 2 basis points for the six months ended June 30, 2012. The cost of average interest-bearing liabilities decreased to 0.78% and 0.79%, respectively, for the three and six months ended June 30, 2012, as compared to 0.97% and 1.00%, respectively, in the same prior year periods. Average interest-earning assets increased $33.1 million, or 1.5%, and $28.3 million, or 1.3%, respectively, for the three and six months ended June 30, 2012, as compared to the same prior year periods. The increases in average interest-earning assets were primarily due to the increases in average investment and mortgage-backed securities, which collectively increased $66.9 million and $71.9 million, respectively, and the increase in average short-term investments which increased $42.1 million and $35.0 million, respectively. These increases were partly offset by a decrease in average loans receivable, net, of $75.6 million and $78.6 million, respectively. Average interest-bearing liabilities decreased $28.7 million and $23.0 million, respectively, for the three and six months ended June 30, 2012, as compared to the same prior year periods. The decrease in average interest-bearing liabilities was primarily due to a decrease in average borrowed funds of $39.2 million and $30.8 million, respectively. The growth in interest-earning assets was primarily funded by an increase in average non-interest-bearing deposits of $33.6 million and $27.2 million, respectively.

For the three and six months ended June 30, 2012, the provision for loan losses was $1.7 million and $3.4 million, respectively, as compared to $2.2 million and $3.9 million, respectively, from the corresponding prior year periods.

Other income increased to $4.5 million and $8.9 million, respectively, for the three and six months ended June 30, 2012, as compared to $3.9 million and $7.4 million, respectively, in the same prior year periods due to an increase in the net gain on the sale of investment securities and loans, higher fees and service charges, and, for the six months ended June 30, 2012, a reduction in the net loss from other real estate operations. For the three and six months ended June 30, 2012, the Company recognized a gain of $226,000 on sale of equity securities. For the three and six months ended June 30, 2012, the net gain on the sale of loans increased $338,000 and $550,000, respectively, due to an increase in loan sale volume and strong gain on sale margins. However, the increase in the net gain on the sale of loans for the three and six months ended June 30, 2012 was partially offset by an increase of $100,000 and $250,000, respectively, in the reserve for repurchased loans. For the three and six months ended June 30, 2012, fees and service charges increased $44,000 and $266,000, respectively, due to increases in trust revenue, merchant service fees and retail checking account fees. Finally, the net loss from other real estate operations decreased $304,000 for the six months ended June 30, 2012, as compared to the same prior year period.

Operating expenses decreased by 3.9%, to $12.9 million, and 2.7%, to $25.8 million, respectively, for the three and six months ended June 30, 2012, as compared to $13.4 million and $26.5 million, respectively, for the corresponding prior year periods. The decrease for the three and six months ended June 30, 2012 as compared to the corresponding prior year periods was primarily due to lower compensation and employee benefits costs, which decreased by $320,000, or 4.5%, to $6.8 million for the three months ended June 30, 2012 and by $525,000, or 3.7%, to $13.6 million for the six months ended June 30, 2012. Additionally, Federal deposit insurance decreased by $201,000 and $410,000, respectively, for the three and six months ended June 30, 2012 due to a lower assessment rate and a change in the assessment methodology from deposit-based to a total liability-based assessment.

The provision for income taxes was $3.0 million and $6.1 million, respectively, for the three and six months ended June 30, 2012, as compared to $2.9 million and $5.7 million, respectively, for the same prior year periods. The effective tax rate was 35.8% and 35.7%, respectively, for the three and six months ended June 30, 2012, as compared to 35.9% in both same prior year periods.

Financial Condition

Total assets decreased by $14.6 million, or 0.6%, to $2,287.5 million at June 30, 2012, from $2,302.1 million at December 31, 2011. Cash and due from banks decreased by $37.6 million, to $39.9 million at June 30, 2012, as compared to $77.5 million at December 31, 2011. Part of the cash and due from banks was invested in investment and mortgage-backed securities, which collectively increased by $40.7 million, to $570.9 million at June 30, 2012, as compared to $530.2 million at December 31, 2011. Loans receivable, net, decreased by $14.1 million, to $1,548.9 million at June 30, 2012, from $1,563.0 million at December 31, 2011, primarily due to prepayments and sale of newly originated 30-year fixed-rate one-to-four family loans.

Deposits increased by $2.3 million, to $1,708.4 million at June 30, 2012, from $1,706.1 million at December 31, 2011. Federal Home Loan Bank advances decreased $19.0 million, to $247.0 million at June 30, 2012, from $266.0 million at December 31, 2011 due to excess liquidity and cash flows from loans receivable. Stockholders’ equity increased to $218.8 million at June 30, 2012, as compared to $216.8 million at December 31, 2011, primarily due to net income and a reduction in accumulated other comprehensive loss, partly offset by the cash dividend on common stock and by the repurchase of 513,737 shares of common stock for $7.3 million.

Asset Quality

The Company’s non-performing loans totaled $44.2 million at June 30, 2012, a $224,000 increase from $44.0 million at December 31, 2011. Subsequent to quarter-end, the Company sold its largest non-performing one-to-four family mortgage loan with a carrying value of $2.6 million at a modest recovery. Net loan charge-offs increased to $4.0 million for the six months ended June 30, 2012, as compared to $2.1 million for the corresponding prior year period. During the fourth quarter of 2011, the Company modified its charge-off policy on problem loans secured by real estate which accelerated the recognition of loan charge-offs. The Company now takes charge-offs in the period the loan, or portion thereof, is deemed uncollectable, generally after the loan becomes 120 days delinquent and a recent appraisal is received which reflects a collateral shortfall. Previously, specific valuation reserves were established until the loan charge-off was recorded upon final resolution of the collateral.

The reserve for repurchased loans, which is included in other liabilities in the Company’s consolidated statements of financial condition, was $955,000 at June 30, 2012, a $250,000 increase from December 31, 2011 due to an additional provision for repurchased loans recorded during the six months ended June 30, 2012 primarily resulting from an increase in repurchase requests. At June 30, 2012, there were 10 outstanding loan repurchase requests which the Company is disputing, on loans with a total principal balance of $3.1 million.

Conference Call

As previously announced, the Company will host an earnings conference call on Friday, July 20, 2012 at 11:00 a.m. Eastern time. The direct dial number for the call is (877) 317-6789. For those unable to participate in the conference call, a replay will be available. To access the replay, dial (877) 344-7529, Replay Conference Number 10015674 from one hour after the end of the call until July 31, 2012. The conference call, as well as the replay, are also available (listen-only) by internet webcast at www.oceanfirst.com in the Investor Relations section.

* * *

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a federally-chartered savings bank with $2.3 billion in assets and twenty-four branches located in Ocean, Monmouth and Middlesex Counties, New Jersey. The Bank is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.’s press releases are available by visiting us at www.oceanfirst.com.

Forward-Looking Statements

This news release contains certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995, which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of probability or confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles and guidelines. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake – and specifically disclaims any obligation – to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands, except per share amounts)

	June 30, 2012	December 31, 2011	June 30, 2011
	(unaudited)		(unaudited)
ASSETS

Cash and due from banks	$39,912	$77,527	$28,934
Investment securities available for sale	195,889	165,279	133,115
Federal Home Loan Bank of New York stock, at cost	18,036	18,160	18,279
Mortgage-backed securities available for sale	375,000	364,931	336,731
Loans receivable, net	1,548,935	1,563,019	1,617,812
Mortgage loans held for sale	5,734	9,297	4,313
Interest and dividends receivable	6,459	6,432	6,669
Real estate owned, net	3,435	1,970	2,807
Premises and equipment, net	22,394	22,259	22,447
Servicing asset	4,708	4,836	5,194
Bank Owned Life Insurance	42,430	41,987	41,346
Other assets	24,600	26,397	21,364

Total assets	$2,287,532	$2,302,094	$2,239,011

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits	$1,708,376	$1,706,083	$1,639,230
Securities sold under agreements to repurchase with retail customers	67,399	66,101	72,699
Federal Home Loan Bank advances	247,000	266,000	274,000
Other borrowings	27,500	27,500	27,500
Due to brokers	—	5,186	—
Advances by borrowers for taxes and insurance	8,570	7,113	7,932
Other liabilities	9,851	7,262	4,283

Total liabilities	2,068,696	2,085,245	2,025,644

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation preference, 5,000,000 shares authorized, no shares issued	—	—	—
Common stock, $.01 par value, 55,000,000 shares authorized, 33,566,772 shares issued and 18,205,904, 18,682,568 and 18,846,122 shares outstanding at June 30, 2012, December 31, 2011 and June 30, 2011, respectively	336	336	336
Additional paid-in capital	262,987	262,812	261,060
Retained earnings	193,377	186,666	180,530
Accumulated other comprehensive loss	(652)	(2,468)	(44)
Less: Unallocated common stock held by Employee Stock Ownership Plan	(4,049)	(4,193)	(4,339)
Treasury stock, 15,360,868, 14,884,204 and 14,720,650 shares at June 30, 2012, December 31, 2011 and June 30, 2011, respectively	(233,163)	(226,304)	(224,176)
Common stock acquired by Deferred Compensation Plan	(684)	(871)	(914)
Deferred Compensation Plan Liability	684	871	914

Total stockholders’ equity	218,836	216,849	213,367

Total liabilities and stockholders’ equity	$2,287,532	$2,302,094	$2,239,011

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)

Interest income:
Loans	$19,121	$21,024	$38,927	$42,188
Mortgage-backed securities	2,235	2,667	4,553	5,230
Investment securities and other	693	546	1,432	1,110

Total interest income	22,049	24,237	44,912	48,528

Interest expense:
Deposits	2,035	2,693	4,053	5,602
Borrowed funds	1,624	1,899	3,364	3,944

Total interest expense	3,659	4,592	7,417	9,546

Net interest income	18,390	19,645	37,495	38,982

Provision for loan losses	1,700	2,200	3,400	3,900

Net interest income after provision for loan losses	16,690	17,445	34,095	35,082

Other income:
Loan servicing income	141	100	279	196
Fees and service charges	2,982	2,938	5,926	5,660
Net gain on sales of investment securities available for sale	226	—	226	—
Net gain on sales of loans available for sale	947	609	1,918	1,368
Net loss from other real estate operations	(47)	(36)	(98)	(402)
Income from Bank Owned Life Insurance	295	284	601	531
Other	1	2	3	3

Total other income	4,545	3,897	8,855	7,356

Operating expenses:
Compensation and employee benefits	6,794	7,114	13,631	14,156
Occupancy	1,314	1,305	2,618	2,499
Equipment	635	644	1,230	1,291
Marketing	435	420	780	756
Federal deposit insurance	522	723	1,054	1,464
Data processing	881	904	1,824	1,786
Legal	192	171	426	427
Check card processing	337	284	636	604
Accounting and audit	188	173	320	313
Other operating expense	1,569	1,647	3,288	3,216

Total operating expenses	12,867	13,385	25,807	26,512

Income before provision for income taxes	8,368	7,957	17,143	15,926
Provision for income taxes	2,995	2,854	6,123	5,717

Net income	$5,373	$5,103	$11,020	$10,209

Basic earnings per share	$0.30	$0.28	$0.61	$0.56

Diluted earnings per share	$0.30	$0.28	$0.61	$0.56

Average basic shares outstanding	17,889	18,181	17,977	18,172

Average diluted shares outstanding	17,930	18,231	18,018	18,221

OceanFirst Financial Corp.

SELECTED CONSOLIDATED FINANCIAL DATA

(in thousands, except per share amounts)

	At June 30,	At December 31,	At June 30,
	2012	2011	2011

STOCKHOLDERS’ EQUITY
Stockholders’ equity to total assets	9.57%	9.42%	9.53%
Common shares outstanding (in thousands)	18,206	18,683	18,846
Stockholders’ equity per common share	$12.02	$11.61	$11.32
Tangible stockholders’ equity per common share	12.02	11.61	11.32

ASSET QUALITY
Non-performing loans:
Real estate – one-to-four family	$27,755	$29,193	$31,021
Commercial real estate	11,932	10,552	10,436
Construction	—	43	68
Consumer	3,785	3,653	4,769
Commercial	760	567	420

Total non-performing loans	44,232	44,008	46,714
REO, net	3,435	1,970	2,807

Total non-performing assets	$47,667	$45,978	$49,521

Delinquent loans 30 to 89 days	$14,225	$14,972	$14,202

Troubled debt restructurings:
Non-performing (included in total non-performing loans above)	$16,317	$14,491	$6,049
Performing	12,522	13,118	15,053

Total troubled debt restructurings	$28,839	$27,609	$21,102

Allowance for loan losses	$17,657	$18,230	$21,454

Allowance for loan losses as a percent of total loans receivable	1.12%	1.15%	1.31%
Allowance for loan losses as a percent of non-performing loans	39.92	41.42	45.93
Non-performing loans as a percent of total loans receivable	2.82	2.77	2.85
Non-performing assets as a percent of total assets	2.08	2.00	2.21

	For the three months ended June 30,		For the six months ended June 30,
	2012	2011	2012	2011
PERFORMANCE RATIOS (ANNUALIZED)
Return on average assets	0.94%	0.90%	0.97%	0.90%
Return on average stockholders’ equity	9.79	9.87	10.08	9.99
Interest rate spread	3.28	3.56	3.34	3.53
Interest rate margin	3.39	3.67	3.45	3.64
Operating expenses to average assets	2.26	2.37	2.27	2.35
Efficiency ratio	56.10	56.86	55.68	57.21

OceanFirst Financial Corp.

SELECTED LOAN AND DEPOSIT DATA

(in thousands)

LOANS RECEIVABLE

	At June 30, 2012	At December 31, 2011

Real estate:
One-to-four family	$847,365	$882,550
Commercial real estate, multi-family and land	463,760	460,725
Residential construction	7,866	6,657
Consumer	199,510	192,918
Commercial	52,406	45,889

Total loans	1,570,907	1,588,739

Loans in process	(2,768)	(2,559)
Deferred origination costs, net	4,187	4,366
Allowance for loan losses	(17,657)	(18,230)

Total loans, net	1,554,669	1,572,316

Less: mortgage loans held for sale	5,734	9,297

Loans receivable, net	$1,548,935	$1,563,019

Mortgage loans serviced for others	$851,994	$878,462
Loan pipeline	79,677	95,223

	For the three months ended June 30,		For the six months ended June 30,
	2012	2011	2012	2011

Loan originations	$142,895	$71,022	$252,312	$173,971
Loans sold	41,764	26,320	82,586	66,538
Net charge-offs	2,284	1,176	3,973	2,146

DEPOSITS

	At June 30, 2012	At December 31, 2011
Type of Account
Non-interest-bearing	$184,928	$142,436
Interest-bearing checking	911,347	942,392
Money market deposit	127,944	123,105
Savings	242,761	229,241
Time deposits	241,396	268,909

	$1,708,376	$1,706,083

OceanFirst Financial Corp.

ANALYSIS OF NET INTEREST INCOME

	FOR THE THREE MONTHS ENDED JUNE 30,
	2012			2011
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(dollars in thousands)
Assets
Interest-earning assets:
Interest-earning deposits and short-term investments	$57,068	$22	0.15%	$14,923	$8	0.21%
Investment securities (1)	183,872	471	1.02	141,190	343	0.97
FHLB stock	17,654	200	4.53	18,014	195	4.33
Mortgage-backed securities (1)	360,650	2,235	2.48	336,464	2,667	3.17
Loans receivable, net (2)	1,553,103	19,121	4.92	1,628,701	21,024	5.16

Total interest-earning assets	2,172,347	22,049	4.06	2,139,292	24,237	4.53

Non-interest-earning assets	106,066			116,716

Total assets	$2,278,413			$2,256,008

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$1,284,938	999	0.31	$1,256,710	1,504	0.48
Time deposits	249,085	1,036	1.66	266,868	1,189	1.78

Total	1,534,023	2,035	0.53	1,523,578	2,693	0.71
Borrowed funds	335,206	1,624	1.94	374,363	1,899	2.03

Total interest-bearing liabilities	1,869,229	3,659	0.78	1,897,941	4,592	0.97

Non-interest-bearing deposits	173,276			139,709
Non-interest-bearing liabilities	16,313			11,562

Total liabilities	2,058,818			2,049,212
Stockholders’ equity	219,595			206,796

Total liabilities and stockholders’ equity	$2,278,413			$2,256,008

Net interest income		$18,390			$19,645

Net interest rate spread (3)			3.28%			3.56%

Net interest margin (4)			3.39%			3.67%

	FOR THE SIX MONTHS ENDED JUNE 30,
	2012			2011
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(dollars in thousands)
Assets
Interest-earning assets:
Interest-earning deposits and short-term investments	$53,454	$43	0.16%	$18,440	$23	0.25%
Investment securities (1)	181,554	960	1.06	133,682	642	0.96
FHLB stock	17,777	429	4.83	17,775	445	5.01
Mortgage-backed securities (1)	360,090	4,553	2.53	336,035	5,230	3.11
Loans receivable, net (2)	1,559,529	38,927	4.99	1,638,173	42,188	5.15

Total interest-earning assets	2,172,404	44,912	4.13	2,144,105	48,528	4.53

Non-interest-earning assets	104,844			114,853

Total assets	$2,277,248			$2,258,958

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$1,284,433	1,916	0.30	$1,256,007	3,169	0.50
Time deposits	252,542	2,137	1.69	273,182	2,433	1.78

Total	1,536,975	4,053	0.53	1,529,189	5,602	0.73
Borrowed funds	343,259	3,364	1.96	374,079	3,944	2.11

Total interest-bearing liabilities	1,880,234	7,417	0.79	1,903,268	9,546	1.00

Non-interest-bearing deposits	162,209			134,968
Non-interest-bearing liabilities	16,218			16,433

Total liabilities	2,058,661			2,054,669
Stockholders’ equity	218,587			204,289

Total liabilities and stockholders’ equity	$2,277,248			$2,258,958

Net interest income		$37,495			$38,982

Net interest rate spread (3)			3.34%			3.53%

Net interest margin (4)			3.45%			3.64%

(1)	Amounts are recorded at average amortized cost.
(2)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.
(3)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average interest-earning assets.